October 17, 2014
KEY FACTS – Third Quarter 2014
Delivering for Shareholders

Total Shareholder Return	2012	2013	YTD 9/30/14
BNY Mellon	32.1%	38.6%	12.4%
11-Member Peer Group Median (a)	27.4%	38.9%	5.7%
S&P 500 Financials	28.7%	35.6%	7.4%
S&P 500 Index	16.0%	32.4%	8.3%
Positive Growth Trends

•	Strong fee income growth

◦	Investment Management fee income up 5%, LTM 3Q14 versus LTM 3Q13

◦	Investment Services fee income up 3%, LTM 3Q14 versus LTM 3Q13
Continued AUM and AUC/A Growth

•	AUM up 7% in 3Q14 versus 3Q13

•	AUC/A up 3% in 3Q14 versus 3Q13
Strong Expense Control

•	3Q14 operating expenses (Non-GAAP) were up 1% sequentially and decreased slightly year-over-year
Ongoing Initiatives to Streamline Organization

•	Organizational realignment announced in June 2014

•	Reduction in real estate footprint

o	Sale of One Wall Street closed in 3Q14; net reduction in footprint of ~750K square feet

•	Numerous actions over time to streamline organization:

o Exiting Derivatives Sales and Trading	o Exited U.S. Derivatives Clearing (Futures Commission Merchant)
o Sold Newton Private Client business	o Sold Corporate Trust (Japan & Mexico)
o Exited Beta Transition Management	o Sold Shareowner Services
o Sold SourceNet Solutions
Continued Strong Capital Position

•	Significant capital generation

•	Key capital ratios continue to be strong, ending 3Q14 with an estimated common equity tier 1 ratio, fully phased-in (Non-GAAP) under the Advanced Approach of 10.0% (b)

•	Combination of Investment Management and Investment Services positions us well for stress scenarios

•	Delivering high returns on tangible equity

◦	Achieved excellent return on tangible common equity of 18% (Non-GAAP, adjusted) in 3Q14 (b)

•	Post financial crisis, our capital generation has enabled us to more than double tangible capital while also reducing shares outstanding to below pre-crisis levels

LTM = last twelve months; AUM = Assets Under Management; AUC/A = Assets Under Custody/Administration

(a)	For information about our 11-Member Peer Group, see page 32 of our Proxy Statement dated March 7, 2014.

(b)
This fact sheet includes Non-GAAP measures. These measures are used by management to monitor financial performance and are useful to the investment community in analyzing financial results and trends of ongoing operations.  For a reconciliation of these measures and further information, see “Supplemental information – Explanation of GAAP and Non-GAAP Financial Measures” in BNY Mellon’s Quarterly Earnings Release dated October 17, 2014, furnished as an exhibit to the Current Report on Form 8-K to which this fact sheet is furnished as an exhibit.

This fact sheet may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and statements made regarding the combination of Investment Management and Investment Services and our positioning for stress scenarios. These statements, which may be expressed in a variety of ways, include the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially from those described in the forward-looking statements can be found in the risk factors set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2013 and its other filings with the Securities and Exchange Commission. All forward-looking statements in this fact sheet speak only as of October 17, 2014 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.
Additional information about BNY Mellon is available in our annual report on Form 10-K, proxy statement, quarterly reports on Form 10-Q and our current reports on Form 8-K filed with the SEC, available at www.sec.gov.